Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com

Physicians Realty Trust Reports Third Quarter 2023 Financial Results

Announces $0.05 Net Income per Share and $0.25 Normalized FFO per Share for the Third Quarter of 2023

Third Quarter Highlights:
•Reported third quarter 2023 total revenue of $138.5 million, an increase of 5.3% over the prior year period.
•Reported net income of $12.9 million for the quarter ended September 30, 2023, a decrease of 80.6% over the prior year period, and third quarter net income per share of $0.05 on a fully diluted basis. Net income in the third quarter 2022 included a $53.9 million net gain on the sale of investment properties.
•Generated third quarter Normalized Funds From Operations (“Normalized FFO”) of $0.25 per share on a fully diluted basis.
•Completed $16.8 million in investments, including the funding of previous loan commitments.
•Third quarter Outpatient Medical Same-Store Cash Net Operating Income growth was 1.5% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the third quarter 2023, paid on October 17, 2023.
•Third quarter weighted average leasing spread was 6.7% on 210,847 renewed square feet with 77% tenant retention on our consolidated portfolio.
•Third quarter leasing activity on our consolidated portfolio had positive net absorption of 23,904 square feet.

Subsequent Event Highlights:
•Earned a score of 78 out of 100 (representing a 4% year-over-year scoring increase) and a Green Star designation in the 2023 GRESB Real Estate Assessment for sustainability reporting.

Milwaukee, WI - October 30, 2023 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the third quarter ended September 30, 2023.

Third Quarter Financial Results

Total revenue for the third quarter ended September 30, 2023, was $138.5 million, an increase of 5.3% from the third quarter ended September 30, 2022. As of September 30, 2023, the portfolio was approximately 94.7% leased.

Total expenses for the third quarter 2023 were $125.4 million, compared to total expenses of $119.1 million for the third quarter 2022.

Net income for the third quarter 2023 was $12.9 million, compared to net income of $66.3 million for the third quarter 2022. Net income in the third quarter 2022 included a $53.9 million net gain on the sale of investment properties.

Net income attributable to common shareholders for the third quarter 2023 was $12.3 million. Diluted earnings per share for the third quarter 2023 was $0.05 based on approximately 249.4 million weighted average common shares and operating partnership units (“OP Units”) outstanding.

Funds From Operations (“FFO”) totaled $62.8 million for the third quarter 2023 and consisted of net income plus depreciation and amortization on our consolidated portfolio of $47.8 million and our unconsolidated joint ventures of $2.3 million, offset by $0.2 million of other adjustments, resulting in FFO of $0.25 per share on a fully diluted basis. Normalized FFO, which adjusts for a $1.8 million gain on extinguishment of debt and a $0.2 million net change in fair value of our derivatives, was $61.2 million, or $0.25 per share on a fully diluted basis.

Normalized Funds Available for Distribution (“FAD”) for the third quarter 2023, which consists of Normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures and lease commissions, loan reserve adjustments, and our share of adjustments from unconsolidated investments, was $60.1 million.

Our Outpatient Medical Same-Store portfolio, which includes 270 properties representing 97% of our consolidated leasable square footage, generated year-over-year Outpatient Medical Same-Store Cash Net Operating Income (“Cash NOI”) growth of 1.5% for the third quarter 2023.

Other Recent Events

Third Quarter Highlights

During the third quarter ended September 30, 2023, the Company prepaid $36.1 million of mortgage debt that yielded an interest rate of SOFR + 1.90%. The variable component of that mortgage debt was fixed to 1.35% under a pay-fixed receive-variable interest rate swap, for an all-in rate of 3.25%. The Company maintained the swap, which expires on October 31, 2024.

Dividend Paid

On September 21, 2023, announced that our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended September 30, 2023. The dividend was paid on October 17, 2023, to common shareholders and OP Unit holders of record as of the close of business on October 3, 2023.

2023 GRESB Real Estate Assessment

The Company earned a score of 78 in the 2023 GRESB Real Estate Assessment, outperforming the international average of 75 out of 100. This number represents a 4% year-over-year increase in our scoring, a significant milestone in our sustainability reporting efforts. The Company also earned the GRESB Green Star designation for the third consecutive year since our inaugural GRESB participation in 2021.

New in 2023, as part of customized GRESB peer group scoring comprised of U.S.-based listed outpatient medical REITs, the Company earned a ranking of 2 out of 6.

In addition, for the second consecutive year, the Company earned an “A” rating and a score of 98 out of 100 in its 2023 GRESB Public Disclosure Level, ranking first in its health care comparison group. The GRESB Public Disclosure Level is an overall measure of sustainability disclosure by listed property companies based on a selection of indicators aligned with the existing GRESB Real Estate Assessment.

Conference Call Information

The Company has decided to cancel its conference call to discuss its financial performance and operating results for the third quarter ended September 30, 2023, previously scheduled for Friday, November 3, 2023 at 10:00 a.m. ET.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own, and manage health care properties that are leased to physicians, hospitals, and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of September 30, 2023, owned approximately 96.1% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations. The information contained on our website is not a part of, and is not incorporated by reference into, this press release.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, anticipated completion of development projects, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Part II, Item 1A (Risk Factors) of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Rental revenues	$94,744	$92,073	$281,901	$278,230
Expense recoveries	39,776	36,563	115,195	107,525
Rental and related revenues	134,520	128,636	397,096	385,755
Interest income on real estate loans and other	4,027	2,877	10,895	8,315
Total revenues	138,547	131,513	407,991	394,070
Expenses:
Interest expense	20,050	18,299	59,837	52,356
General and administrative	9,771	10,079	31,133	30,400
Operating expenses	47,625	43,647	138,094	128,080
Depreciation and amortization	47,932	47,040	143,555	142,002
Total expenses	125,378	119,065	372,619	352,838
Income before equity in (loss) gain of unconsolidated entities and gain on sale of investment properties, net:	13,169	12,448	35,372	41,232
Equity in (loss) gain of unconsolidated entities	(278)	(62)	1,260	(452)
Gain on sale of investment properties, net	—	53,894	13	57,375
Net income	12,891	66,280	36,645	98,155
Net income attributable to noncontrolling interests:
Operating Partnership	(505)	(3,252)	(1,443)	(4,830)
Partially owned properties (1)	(51)	(70)	(121)	(384)
Net income attributable to common shareholders	$12,335	$62,958	$35,081	$92,941
Net income per share:
Basic	$0.05	$0.28	$0.15	$0.41
Diluted	$0.05	$0.28	$0.15	$0.41
Weighted average common shares:
Basic	238,480,299	226,529,041	238,124,981	225,743,856
Diluted	249,445,312	239,898,462	249,226,913	239,145,383

Dividends and distributions declared per common share	$0.23	$0.23	$0.69	$0.69
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
Investment properties:
Land and improvements	$249,468	$241,559
Building and improvements	4,703,606	4,659,780
Construction in progress	41,722	18,497
Tenant improvements	95,447	88,640
Acquired lease intangibles	509,468	505,335
	5,599,711	5,513,811
Accumulated depreciation	(1,140,208)	(996,888)
Net real estate property	4,459,503	4,516,923
Right-of-use lease assets, net	227,967	231,225
Real estate loans receivable, net	79,883	104,973
Investments in unconsolidated entities	72,069	77,716
Net real estate investments	4,839,422	4,930,837
Cash and cash equivalents	195,772	7,730
Tenant receivables, net	11,131	11,503
Other assets	166,142	146,807
Total assets	$5,212,467	$5,096,877
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$393,090	$188,328
Notes payable	1,451,536	1,465,437
Mortgage debt	127,630	164,352
Accounts payable	4,933	4,391
Dividends and distributions payable	60,928	60,148
Accrued expenses and other liabilities	95,637	87,720
Lease liabilities	104,802	105,011
Acquired lease intangibles, net	23,170	24,381
Total liabilities	2,261,726	2,099,768

Redeemable noncontrolling interests - partially owned properties	3,066	3,258

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 238,482,769 and 233,292,030 common shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2,385	2,333
Additional paid-in capital	3,817,545	3,743,876
Accumulated deficit	(1,012,869)	(881,672)
Accumulated other comprehensive income	15,216	5,183
Total shareholders’ equity	2,822,277	2,869,720
Noncontrolling interests:
Operating Partnership	116,079	123,015
Partially owned properties	9,319	1,116
Total noncontrolling interests	125,398	124,131
Total equity	2,947,675	2,993,851
Total liabilities and equity	$5,212,467	$5,096,877

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,
	2023	2022
Net income	$12,891	$66,280
Earnings per share - diluted	$0.05	$0.28

Net income	$12,891	$66,280
Net income attributable to noncontrolling interests - partially owned properties	(51)	(70)
Depreciation and amortization expense	47,843	46,939
Depreciation and amortization expense - partially owned properties	(132)	(101)
Gain on sale of investment properties, net	—	(53,894)
Proportionate share of unconsolidated joint venture adjustments	2,271	2,298
FFO applicable to common shares	$62,822	$61,452
Net change in fair value of derivative	185	—
Gain on extinguishment of debt	(1,763)	—
Proportionate share of unconsolidated joint venture adjustments	—	(82)
Normalized FFO applicable to common shares	$61,244	$61,370

FFO per common share - diluted	$0.25	$0.26
Normalized FFO per common share - diluted	$0.25	$0.26

Normalized FFO applicable to common shares	$61,244	$61,370
Non-cash share compensation expense	3,968	4,349
Straight-line rent adjustments	(820)	(1,478)
Amortization of acquired above/below-market leases/assumed debt	1,084	1,133
Amortization of lease inducements	246	225
Amortization of deferred financing costs	763	581
Recurring capital expenditures and lease commissions	(5,745)	(4,129)
Loan reserve adjustments	265	152
Proportionate share of unconsolidated joint venture adjustments	(939)	(403)
Normalized FAD applicable to common shares	$60,066	$61,800

Weighted average common shares outstanding - diluted	249,445,312	239,898,462

	Three Months Ended September 30,
	2023	2022
Net income	$12,891	$66,280
General and administrative	9,771	10,079
Depreciation and amortization expense	47,932	47,040
Interest expense	20,050	18,299
Corporate high yield interest income	(2,307)	—
Swap income	(244)	—
Net change in the fair value of derivative	185	—
Gain on sale of investment properties, net	—	(53,894)
Proportionate share of unconsolidated joint venture adjustments	3,542	3,463
NOI	$91,820	$91,267

NOI	$91,820	$91,267
Straight-line rent adjustments	(820)	(1,478)
Amortization of acquired above/below-market leases	1,084	1,133
Amortization of lease inducements	246	225
Loan reserve adjustments	265	152
Proportionate share of unconsolidated joint venture adjustments	(101)	(176)
Cash NOI	$92,494	$91,123

Cash NOI	$92,494	$91,123
Assets not held for all periods	(1,516)	(478)
Non-outpatient medical facilities	(2,816)	(2,775)
Lease termination fees	—	13
Interest income on real estate loans	(1,572)	(2,517)
Joint venture and other income	(3,581)	(3,618)
Outpatient Medical Same-Store Cash NOI	$83,009	$81,748

	Three Months Ended September 30,
	2023	2022
Net income	$12,891	$66,280
Depreciation and amortization expense	47,932	47,040
Interest expense	20,050	18,299
Corporate high yield interest income	(2,307)	—
Swap income	(244)	—
Gain on sale of investment properties, net	—	(53,894)
Proportionate share of unconsolidated joint venture adjustments	3,526	3,545
EBITDAre	$81,848	$81,270
Non-cash share compensation expense	3,968	4,349
Non-cash changes in fair value	185	—
Pursuit costs	241	149
Non-cash intangible amortization	1,330	1,358
Proportionate share of unconsolidated joint venture adjustments	—	(82)
Pro forma adjustments for investment activity	45	871
Adjusted EBITDAre	$87,617	$87,915

This press release includes Funds From Operations (“FFO”), Normalized FFO, Normalized Funds Available For Distribution (“FAD”), Net Operating Income (“NOI”), Cash NOI, Outpatient Medical Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the Company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, gain on extinguishment of debt, and other normalizing items. Our Normalized FFO computation includes our share of required adjustments from our unconsolidated joint ventures and our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to building, site, and tenant improvements, leasing commissions, cash payments from seller master leases, and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, corporate high yield interest income, swap income, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

Outpatient Medical Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-outpatient medical facility assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers Outpatient Medical Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term Outpatient Medical Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, corporate high yield interest income, swap income, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, corporate high yield interest income, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.